Exhibit 99.1
FOR IMMEDIATE RELEASE

MIRANT AND RRI ENERGY TO MERGE TO CREATE GENON ENERGY,
A LEADING 24,700 MEGAWATT INDEPENDENT POWER PRODUCER
Merger of Complementary Electric Generating Assets Results in Increased Scale and
Geographic Diversity Across Key Regions
$150 Million in Annual Cost Savings
Increased Financial Strength and Flexibility
ATLANTA, GA and HOUSTON, TX — April 11, 2010 — Mirant Corporation (NYSE: MIR) and RRI Energy, Inc. (NYSE: RRI) announced today that they have entered into a definitive agreement to create GenOn Energy, which will be one of the largest independent power producers in the United States, with approximately 24,700 megawatts (MW) of electric generating capacity and a pro forma market capitalization of $3.1 billion. The transaction is structured as an all-stock, tax-free merger.
Under the terms of the merger agreement, which has been approved unanimously by the Boards of Directors of both companies, Mirant stockholders will receive a fixed ratio of 2.835 shares of RRI Energy common stock for each share of Mirant common stock they own. The ratio reflects an at-market transaction based on the volume-weighted average price for the preceding 10 trading days. Upon closing, which is expected before the end of 2010, Mirant stockholders will own approximately 54% of the equity of the combined company and RRI Energy stockholders will own approximately 46%.
Edward R. Muller, chairman and chief executive officer of Mirant, will be chairman and chief executive officer of the combined company until 2013, when he plans to retire. Mark M. Jacobs, president and chief executive officer of RRI Energy, will be president and chief operating officer of GenOn and will serve on its board. Jacobs is to succeed Muller as CEO in 2013. J. William Holden III, currently chief financial officer of Mirant, will be chief financial officer of GenOn. The GenOn Board of Directors will be comprised of 10 directors, with five members of the current Mirant Board and the five members of the current RRI Energy Board. GenOn’s corporate headquarters will be located in Houston.
The merger brings together two organizations with complementary electric generating assets and proven operational excellence, enabling GenOn to derive substantial near- and long-term benefits from significant cost savings, greater scale, geographic diversity, and increased financial strength and flexibility. GenOn will have a strategically balanced presence across key regions, including the Mid-Atlantic, California, the Northeast, the Southeast and the Midwest.

FOR IMMEDIATE RELEASE
Compelling Strategic Rationale
•	Significant Consolidation Savings. Stockholders of both companies will benefit from significant value creation driven by expected annual cost savings of $150 million. These costs savings will come from reductions in corporate overhead and will be realized fully starting in January 2012.

•	Increased Financial Strength and Flexibility. The combined cash balance of the companies as of December 31, 2009 was $2.9 billion, and the merged company will have ample liquidity. GenOn’s strong balance sheet and enhanced financial flexibility will provide it with added stability through industry cycles and position it to benefit from an improvement in market fundamentals.

•	Enhanced Diversity Across Generation Fleets. GenOn will be strategically well-positioned to serve key geographic markets. RRI Energy owns and leases a total of 14,581 MW of generation assets in Southern California (3,392 MW), the Midwest (MISO) (1,696 MW), the Mid Atlantic (PJM) (6,952 MW) and the Southeast (1,911 MW). Mirant owns and leases a total of 10,076 MW of generation assets in Northern California (2,347 MW), the Mid Atlantic (5,194 MW) and the Northeast (2,535 MW). Both companies generate electricity utilizing coal, natural gas and oil.
“Bringing together RRI Energy and Mirant is a true merger of equals, combining two companies with complementary strengths, a shared strategic vision and a commitment to value creation,” said Mr. Muller. “This compelling combination will create tremendous value for stockholders of both companies as our business benefits from cost savings, greater scale, and enhanced financial strength and flexibility.”
“We are committed to delivering the cost savings benefits and successfully integrating Mirant and RRI Energy,” said Mr. Jacobs. “We will bring together the best operating practices from both organizations, building on our excellent track records.”
The combined fleets are largely complementary, with limited overlap in their respective operating regions. The transaction is subject to customary closing conditions, including approval by the stockholders of RRI Energy and Mirant, U.S. antitrust approval and approval by the Federal Energy Regulatory Commission (FERC). The closing is also subject to the refinancing of a portion of each company’s existing debt.
Mirant’s financial advisor was J.P. Morgan and its legal advisor was Wachtell, Lipton, Rosen & Katz. Goldman, Sachs & Co. and Morgan Stanley acted as RRI Energy’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP acted as RRI Energy’s legal counsel.
Additional information on the transaction can be found at www.mirantrrimerger.com.

FOR IMMEDIATE RELEASE
Conference Call and Webcast Details
The management of both companies will host a joint conference call and live webcast on Monday, April 12, 2010 at 8:30 a.m. ET/7:30 a.m. CT to discuss this announcement. The companies welcome all members of the investment community to listen to the call live by dialing into (877) 218-1796 in the U.S. or (574) 941-1407 outside the U.S. and providing the passcode: 67940730. The live webcast of the call can be accessed at www.mirantrrimerger.com, www.mirant.com and www.rrienergy.com. An audio replay of the call will be available approximately three hours after the call’s conclusion and can be accessed by calling (800) 642-1687 in the U.S. or (706) 645-9291 outside the U.S. and entering the passcode: 67940730.
Investor Luncheon Webcast
The management of both companies will host a live webcast of an investor luncheon on Monday, April 12, 2010 at 12:00 p.m. ET/11:00 a.m. CT to discuss this announcement. The live webcast can be accessed at www.mirantrrienergy.com, www.mirant.com and www.rrienergy.com.
About Mirant Corporation
Mirant is a competitive energy company that produces and sells electricity in the United States. Mirant owns or leases more than 10,000 megawatts of electric generating capacity. The company operates an asset management and energy marketing organization from its headquarters in Atlanta. For more information, please visit http://www.mirant.com.
About RRI Energy, Inc.
RRI Energy, Inc., based in Houston, provides electricity to wholesale customers in the United States. The company is one of the largest independent power producers in the nation with more than 14,000 megawatts of power generation capacity across the United States. These strategically located generating assets use natural gas, fuel oil and coal. RRI routinely posts all important information on its Web site at http://www.rrienergy.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. RRI Energy and Mirant caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving RRI Energy and Mirant, including future financial and operating results, RRI Energy’s and Mirant’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such

FOR IMMEDIATE RELEASE
forward-looking statements are set forth in RRI Energy’s and Mirant’s filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite RRI Energy and Mirant shareholder approvals; the risk that Mirant or RRI Energy may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations; and other factors discussed or referred to in the “Risk Factors” section of each of RRI Energy’s and Mirant’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement and neither RRI Energy nor Mirant undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Additional Information and Where To Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between RRI Energy and Mirant, RRI Energy will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of RRI Energy and Mirant that also constitutes a prospectus of RRI Energy. RRI Energy and Mirant will mail the joint proxy statement/prospectus to their respective shareholders. RRI Energy and Mirant urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from RRI Energy’s website (www.rrienergy.com) under the tab “Investor Relations” and then under the heading “Company Filings.” You may also obtain these documents, free of charge, from Mirant’s website (www.mirant.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”
Participants in The Merger Solicitation
RRI Energy, Mirant, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from RRI Energy and Mirant shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of RRI Energy and Mirant shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about RRI Energy’s executive officers and directors in its definitive proxy statement filed with the SEC on

FOR IMMEDIATE RELEASE
April 1, 2010. You can find information about Mirant’s executive officers and directors in its definitive proxy statement filed with the SEC on March 26, 2010. Additional information about RRI Energy’s executive officers and directors and Mirant’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from RRI Energy and Mirant using the contact information above.
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CONTACTS
Media Inquiries:
Brandy Bergman/David Reno/Robin Weinberg
Sard Verbinnen & Co
tel: 212-687-8080

Mirant Investor Inquiries:	RRI Energy Investor Inquiries:
Steve Himes	Dennis Barber
Mirant Corporation	RRI Energy, Inc.
tel: 678-579-3655	tel: 832-357-3042
e-mail: steve.himes@mirant.com	e-mail: dbarber@rrienergy.com